As filed with the Securities and Exchange Commission on October 24, 2014

Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COLGATE-PALMOLIVE COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	No. 13-1815595 (I.R.S. Employer Identification Number)

300 Park Avenue
New York, New York 10022
(212) 310-2000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

ANDREW D. HENDRY
Chief Legal Officer and Secretary
Colgate-Palmolive Company
300 Park Avenue
New York, New York 10022
(212) 310-2000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Jonathan B. Miller Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 (212) 839-5300	Edward S. Best Mayer Brown LLP 71 South Wacker Drive Chicago, IL 60606 (312) 782-0600

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall have become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)

Debt Securities

(1)

An unspecified amount of the debt securities is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Debt Securities

•	By this prospectus, we may offer from time to time our debt securities.
•

When we offer debt securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities including the offering price of the securities. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

•

We may sell the debt securities on a continuous or delayed basis to the public through underwriters acting individually or through a group of underwriters which may be managed or co-managed by one or more underwriters designated by us, through agents or dealers, directly to one or more other purchasers or by any combination of these methods of sale. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. For additional information on the method of sale, refer to the section entitled “Plan of Distribution” below.

•

The name or names of any agents or underwriters involved in the sale of any debt securities, the proceeds to us from the offering, any discounts and commissions to be allowed or paid to the agents or underwriters, all other items constituting underwriting compensation, any discounts and commissions to be allowed or paid to dealers and any exchanges on which the debt securities may be listed will be set forth in the prospectus supplement covering the sales of those debt securities.

•	You should read this prospectus and the accompanying prospectus supplement relating to the specific offering of securities carefully before you invest.

Investing in debt securities involves risk. You should consider the risk factors described in any accompanying prospectus supplement and any documents incorporated by reference before investing in our debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 24, 2014.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus issued or authorized by us. Neither we nor any underwriter or agent acting on our behalf has authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor any agent acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus issued or authorized by us is accurate only as of the date on the front cover of this prospectus, any accompanying prospectus supplement, any applicable free writing prospectus or the document incorporated by reference, as applicable.

Unless the context otherwise requires, references in this prospectus supplement to “Colgate,” “we,” “us” and “our” are to Colgate-Palmolive Company.

ABOUT THIS PROSPECTUS

We will disclose information about the debt securities in this prospectus and prospectus supplements. The term “prospectus supplement” as used in this prospectus includes any pricing supplements relating to particular offerings of debt securities. The relevant prospectus supplements will provide the financial and other specific terms of any particular offering of debt securities, many of which are determined at the time of pricing. Because the information provided in the prospectus supplements may also add, delete or change information contained in this prospectus, you should rely on the information in the applicable prospectus supplement or supplements to the extent that it is inconsistent with the information in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain statements that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

These statements may relate, for example, to sales or volume growth, organic sales growth, profit or profit margin growth, earnings growth, financial goals, the impact of currency devaluations and exchange controls, price or profit controls and labor unrest, including in Venezuela, cost-reduction plans including restructuring programs, tax rates, new product introductions, commercial investment levels or legal proceedings, among other matters. In some cases, you can identify forward looking statements by terminology such as “expect,” “anticipate,” “estimate,” “intend,” “may,” “will,” “could,” “would,” “should,” “predict,” “potential,” “plan,” “believe” or the negative of these terms or similar terminology.

These statements are made on the basis of our views and assumptions as of this time and we undertake no obligation to update these statements, except as required by law. Moreover, we do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. We caution investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. Actual events or results may differ materially because of factors that affect international businesses and global economic conditions, as well as matters specific to us and the markets we serve, including the uncertain economic environment in different countries and its effect on consumer spending habits, increased competition and evolving competitive practices, currency rate fluctuations, exchange controls, price or profit controls, labor relations, changes in foreign or domestic laws or regulations or their interpretation, political and fiscal developments, the availability and cost of raw and packaging materials, the ability to maintain or increase selling prices as needed, the ability to implement restructuring programs as planned or differences between the actual and the estimated costs or savings under such programs, changes in the policies of retail trade customers, our ability to continue lowering costs and the uncertainty of the outcome of legal proceedings, whether or not we believe they have merit.

All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended December 31, 2013 (incorporated by reference in this prospectus) and similar sections in our subsequent filings that we incorporate by reference in this prospectus, which describe risks and factors that could cause results to differ materially from those projected in the forward-looking statements. Those risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of these new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. Given these uncertainties, we caution investors not to unduly rely on forward-looking statements in making an investment decision. We are under no obligation to (and expressly disclaim any obligation to) update or alter any forward-looking statement that may be made from time to time, whether as a result of new information, future events or otherwise.

COLGATE-PALMOLIVE COMPANY

Colgate-Palmolive Company, which was founded in 1806 and incorporated under the laws of the State of Delaware in 1923, is a leading consumer products company whose products are marketed in over 200 countries and territories throughout the world. Our principal executive offices are located at 300 Park Avenue, New York, New York 10022 (telephone (212) 310-2000).

We operate in two product segments: (1) Oral, Personal and Home Care and (2) Pet Nutrition. Colgate is a global leader in Oral Care with the leading toothpaste and manual toothbrush brands throughout many parts of the world according to market share data. Our Oral Care products include Colgate Total, Colgate Sensitive Pro-Relief, Colgate Max Fresh, Colgate Optic White and Colgate Luminous White toothpastes, Colgate 360° and Colgate Slim Soft manual toothbrushes and Colgate Optic White, Colgate Total and Colgate Plax mouthwash. Our Oral Care business also includes dental floss and pharmaceutical products for dentists and other oral health professionals.

We are a leader in many product categories of the Personal Care market with global leadership in liquid hand soap, which we sell under the Palmolive, Protex and Softsoap brands. Our Personal Care products include Palmolive, Sanex and Softsoap brand shower gels, Palmolive, Irish Spring and Protex bar soaps and Speed Stick, Lady Speed Stick and Sanex deodorants and antiperspirants. We are the market leader in liquid hand soap in the U.S. with our line of Softsoap brand products according to market share data. Our Personal Care business outside the U.S. also includes Palmolive and Caprice shampoos and conditioners.

We manufacture and market a wide array of products for the Home Care market, including Palmolive and Ajax dishwashing liquids, Fabuloso and Ajax household cleaners and Murphy’s Oil Soap. We are a market leader in fabric conditioners with leading brands including Suavitel in Latin America and Soupline in Europe. We are a market leader in laundry detergent in the South Pacific according to market share data.

Through our Hill’s Pet Nutrition segment, we are a world leader in specialty pet nutrition products for dogs and cats with products marketed in over 95 countries around the world. Hill’s markets pet foods primarily under three trademarks: Hill’s Science Diet, which is sold by authorized pet supply retailers and veterinarians for everyday nutritional needs; Hill’s Prescription Diet, a range of therapeutic products sold by veterinarians and authorized pet supply retailers to help nutritionally manage disease conditions in dogs and cats; and Hill’s Ideal Balance, a range of products with natural ingredients, sold by authorized pet supply retailers and veterinarians.

If you want to find more information about our company, please see the filings that we incorporate by reference in this prospectus. See the sections entitled “Where You Can Find More Information” and “Incorporation of Information We File with the SEC” in this prospectus.

RISK FACTORS

Investing in the debt securities to be offered pursuant to this prospectus involves certain risks. For a discussion of the factors you should carefully consider before deciding to purchase any securities that may be offered, please read “Risk Factors” in our most recently filed Annual Report on Form 10-K, as well as those risk factors that may be included in the applicable prospectus supplement and other information included or incorporated by reference in this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the debt securities for general corporate purposes, unless otherwise specified in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30,	Year Ended December 31,
	2014	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	16.9	19.1	25.6	27.8	25.3	21.3

For the purpose of calculating the ratio of earnings to fixed charges, “earnings” consist of pretax income from continuing operations before adjustment for noncontrolling interests plus fixed charges, less capitalized interest, less income on equity investments. “Fixed charges” consist of interest costs whether expensed or capitalized, amortization of premiums, discounts and capitalized expenses related to indebtedness and the estimated interest component of rental expense.

DESCRIPTION OF DEBT SECURITIES

General

We will offer the debt securities described in this prospectus from time to time in one or more distinct series for an aggregate initial public offering price in U.S. dollars or in foreign currencies or units of two or more currencies, based on the applicable exchange rate at the time of offering, as we shall designate at the time of offering.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture, dated as of November 15, 1992, as supplemented from time to time, between our company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. A copy of the indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The following summaries of material provisions of the debt securities and of the indenture are not complete and are subject to, and qualified in their entirety by reference to, the provisions of the indenture, including the definitions of terms.

The indenture does not limit the amount of debt, secured or unsecured, which we may issue. The debt securities offered by this prospectus are unsecured and rank equally with our other unsecured and unsubordinated indebtedness.

Terms of the Debt Securities

We may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. We may issue debt securities upon the satisfaction of conditions, including the delivery to the trustee of a supplemental indenture, or a resolution of our Board of Directors or a committee of our Board of Directors, or a certificate of our officers who have been authorized by our Board of Directors to take that kind of action, which fixes or establishes the terms of the debt securities being issued. Any supplemental indenture, resolution or officer’s certificate approving the issuance of any issue of debt securities will include the following terms of that issue of debt securities:

•	the aggregate principal amount;

•	the stated maturity date;

•	the date or dates on which we will pay principal, if other than at maturity, or the method we will use to determine these dates;

•	if the amount of payments of principal (and premium, if any) or interest may be determined with reference to an index, formula or other method, the manner in which such amounts will be determined;

•	whether and how the principal amount will be determined, whether by reference to an index, formula or other method;

•	the rate or rates (or manner of calculating the rate or rates) at which the debt securities will bear interest, if any, and the date or dates from which any interest will accrue;

•	the interest payment dates and regular record dates for any interest payable;

•

if in addition to or other than the Borough of Manhattan, The City of New York, the place or places where the principal (and premium, if any) and interest, if any, will be payable, and where the debt securities may be delivered for registration, transfer or exchange;

•	any provisions for redemption of the debt securities, the redemption price or prices and any remarketing arrangements;

•	any mandatory redemption or sinking fund or analogous provisions;

•	whether the debt securities are denominated or payable in United States dollars or in one or more currencies or units of two or more currencies;

•

the form in which we will issue the debt securities, whether registered, bearer or both, and any restrictions applicable to the exchange of one form for another and/or to the offer, sale and delivery of the debt securities in either form;

•

whether and under what circumstances we will pay additional amounts under any debt securities held by a person who is not a U.S. person for specified taxes, assessments or other governmental charges and whether we have the option to redeem the affected debt securities rather than pay any such additional amounts;

•	whether the debt securities are to be issued in global form and if so, the depositary for the global securities;

•	the title of the debt securities and the series of which the debt securities are a part;

•	the minimum denominations in which any debt securities will be issuable if other than denominations of $1,000 and any integral multiple thereof;

•	any additional covenants or events of default applicable to our company; and

•	any other terms of the debt securities which are not inconsistent with the provisions of the indenture.

Please see the applicable prospectus supplement for the terms of the specific debt securities being offered.

Prospective purchasers of debt securities should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

The provisions of the indenture permit us, without the consent of the holders of any debt securities, to issue additional debt securities with terms different from those of debt securities previously issued and to reopen a previous series of debt securities and issue additional debt securities of that series.

The indenture does not contain any provisions which would provide protection to holders of debt securities against a sudden and dramatic decline in credit quality resulting from a takeover, a recapitalization or other highly leveraged transaction involving Colgate.

We will pay or deliver principal and any premium, additional amounts and interest in the manner, at the places and subject to the restrictions set forth in the indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Holders may present debt securities for exchange, and registered debt securities for transfer or exchange, in the manner, at the places and subject to the restrictions set forth in the indenture, the debt securities and the prospectus supplement. Holders may transfer debt securities in bearer form for registered debt securities by delivering the bearer debt securities and related coupons, if any, to the office or agency of the registrar for that series of debt securities. If any series of debt securities is issued in global form, the prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any global debt security may exchange those interests for definitive debt securities of that same series and of like tenor and principal amount, in any authorized form and denomination. There will be no service charge for any transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange other than certain exchanges not involving any transfer.

Merger and Consolidation

We may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that:

•

the resulting corporation, if other than Colgate, is a corporation organized and existing under the laws of the United States of America or any U.S. state or the District of Columbia and assumes all of our obligations to:

(1)	pay or deliver the principal of or any premium, interest or additional amounts on the debt securities; and

(2)	perform and observe all of our other obligations under the indenture, and

•	we or any successor corporation, as the case may be, are not, immediately after any such consolidation, merger or sale of assets, in default under the indenture.

Modification and Waiver

We and the trustee may, without the consent of holders, modify provisions of the indenture for specified purposes, including, among other things, curing ambiguities and correcting inconsistencies. We and the trustee may modify and amend other provisions of the indenture with the consent of holders of at least a majority in principal amount of each series of debt securities affected. However, the consent of each holder of any debt security affected must be obtained if the amendment or modification:

•	changes the stated maturity of the principal of, or any premium or installment of interest or additional amounts on, any debt security;

•

reduces the principal amount due and payable at maturity or upon acceleration of maturity of, or the rate of interest or additional amounts payable on, or any premium payable on redemption or otherwise on, any debt security;

•	adversely affects any right of repayment at the option of the holders;

•

changes the place of delivery of, or currency of, the payment of principal or any premium, interest or additional amounts on any debt security or impairs the right to institute suit for the enforcement of any such payment or delivery;

•	reduces the percentage in principal amount or aggregate issue price of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the indenture;

•

modifies the foregoing requirements or reduces the percentage to less than a majority in principal amount of outstanding debt securities necessary to waive certain past defaults by Colgate under the indenture.

The holders of at least a majority in principal amount of the outstanding debt securities of any series may, with respect to that series, waive past defaults under the indenture and waive our compliance with certain provisions of the indenture, except as described under “—Events of Default.”

Events of Default

Except as otherwise provided in the applicable prospectus supplement, each of the following constitutes an event of default with respect to each series of debt securities issued under the indenture:

•	default in the payment of any interest or additional amounts when due and continuing for 30 days;

•	default in the payment of any principal or premium when due and payable at maturity;

•	default in the payment of any sinking fund payment when due;

•

default in the performance, or breach, of any other obligation of ours under the indenture, or under provisions of a series of debt securities that are applicable to all series of debt securities, and continuance of the default for 60 days after we are given written notice of the default as provided in the indenture;

•	specified events of bankruptcy, insolvency or reorganization of Colgate; and

•	any other event of default with respect to debt securities of that series.

If an event of default occurs and is continuing for any series of debt securities, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal of all the debt securities of that series, or any lesser amount provided for in the debt securities of that series, due and payable immediately. At any time after such a declaration of acceleration with respect to the debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series by written notice may rescind any declaration of acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all other events of default have been remedied or waived.

The holders of at least a majority in principal amount of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•

in respect of an obligation of ours contained in, or a provision of, the indenture which cannot be modified under the terms of the indenture without the consent of each holder of outstanding debt securities affected.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that the direction is not in conflict with any rule of law, the indenture or the debt securities of that series. The trustee must, within 90 days after a default occurs notify the holders of the applicable series of debt securities of the default, unless the default is cured or waived. The trustee may withhold notice of default, except default in payment of principal, any premium, interest or sinking fund payment, if it determines that it is in the interest of the holders to do so. Before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

Unless otherwise stated in the prospectus supplement, any series of debt securities issued under the indenture will not have the benefit of any cross-default provisions with other indebtedness of our company.

We will be required to furnish to the trustee annually a statement as to our performance of all of our obligations and conditions under the indenture.

Limitations Upon Liens

The debt securities will not be secured by any mortgage, pledge or other lien. Unless a prospectus supplement with respect to a particular series of debt securities states otherwise, the covenants described below will apply to each series of debt securities.

We covenant in the indenture not to create or suffer to exist, or permit any of our Principal Domestic Subsidiaries to create or suffer to exist, any Lien on any Restricted Property, whether owned on the date of the indenture or thereafter acquired, without making effective provision (and we covenant and agree in the indenture that we will make or cause to be made effective provision) whereby the debt securities shall be directly secured by such Lien equally and ratably with (or prior to) all other indebtedness secured by such Lien as long as such other indebtedness shall be so secured; provided, however, that there shall be excluded from the foregoing restrictions:

•

Liens securing Debt not exceeding $10,000,000 which are existing on the date of the indenture on Restricted Property; and, if any property owned or leased as of the date of the indenture by us or one of our Principal Domestic Subsidiaries at any time thereafter becomes a Principal Domestic Manufacturing Property, any Liens existing on the date of the indenture on such property securing the Debt secured or evidenced thereby on the date of the indenture;

•	Liens on Restricted Property of a Principal Domestic Subsidiary as a security for Debt of such Subsidiary to us or to another Principal Domestic Subsidiary;

•

in the case of any corporation which becomes a Principal Domestic Subsidiary after the date of the indenture, Liens on Restricted Property of such Principal Domestic Subsidiary which are in existence at the time it becomes a Principal Domestic Subsidiary and which were not incurred in contemplation of it becoming a Principal Domestic Subsidiary;

•

any Lien existing prior to the time of acquisition of any Principal Domestic Manufacturing Property acquired by us or one of our Principal Domestic Subsidiaries after the date of the indenture through purchase, merger, consolidation or otherwise;

•

any Lien on any Principal Domestic Manufacturing Property (other than a Major Domestic Manufacturing Property) acquired or constructed by our company or a Principal Domestic Subsidiary after the date of the indenture which is placed on such Property at the time of or within 180 days after the acquisition thereof or prior to, at the time of or within 180 days after completion of construction thereof to secure all or a portion of the price of such acquisition or construction or funds borrowed to pay all or a portion of the price of such acquisition or construction;

•

extensions, renewals or replacements of any Lien referred to in the first, third, fourth or fifth bullet points above to the extent that the principal amount of the Debt secured or evidenced thereby is not increased, provided that the Lien is not extended to any other Restricted Property;

•

Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, vendors’ and landlords’ liens, and liens arising out of judgments or awards against us or any of our Principal Domestic Subsidiaries with respect to which we or such Subsidiary at the time shall currently be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review;

•

Liens securing the payment of taxes, assessments and governmental charges or levies, either (1) not delinquent or (2) being contested in good faith by appropriate legal or administrative proceedings and as to which we or a Principal Domestic Subsidiary, as the case may be, to the extent required by generally accepted accounting principles applied on a consistent basis, shall have set aside on its books adequate reserves;

•

minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes and zoning or other restrictions as to the use of any Principal Domestic

Manufacturing Property, which exceptions, encumbrances, easements, reservations, rights and restrictions do not, in our opinion, in the aggregate materially detract from the value of such Principal Domestic Manufacturing Property or materially impair its use in the operation of our business and that of our Principal Domestic Subsidiaries; and

•

any Lien on Restricted Property not referred to above if, at the time such Lien is created, incurred, assumed or suffered to be created, incurred or assumed, and after giving effect thereto and to the Debt secured or evidenced thereby, the aggregate amount of all our outstanding Debt together with that of our Principal Domestic Subsidiaries secured or evidenced by Liens on Restricted Property which are not referred to above and which do not equally and ratably secure the debt securities, shall not exceed 15% of Consolidated Net Tangible Assets.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of ours and our consolidated subsidiaries, all as set forth on the most recent balance sheet of ours and our consolidated subsidiaries prepared in accordance with generally accepted accounting principles as practiced in the United States.

“Debt” means (1) indebtedness for borrowed money, (2) obligations evidenced by bonds, debentures, notes or other similar instruments, (3) obligations to pay the deferred purchase price of property or services (other than accounts payable in the ordinary course of business), (4) obligations as a lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (5) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (1) through (4) above.

“Domestic Subsidiary” means any Subsidiary a majority of the business of which is conducted within the United States of America, or a majority of the properties and assets of which are located within the United States of America, except any Subsidiary whose assets consist substantially of the securities of Subsidiaries which are not Domestic Subsidiaries.

“Instruments” of any corporation means and includes (1) all capital stock of all classes of and all other equity interests in such corporation and all rights, options or warrants to acquire the same, and (2) all promissory notes, debentures, bonds and other evidences of Debt of such corporation.

“Lien” means any mortgage, lien, pledge, security interest, encumbrance or charge of any kind, any conditional sale or other title retention agreement or any lease in the nature thereof, provided that the term “Lien” shall not include any lease involved in a sale and lease-back transaction.

“Major Domestic Manufacturing Property” means any Principal Domestic Manufacturing Property the net depreciated book value of which on the date as of which the determination is made exceeds 3% of the Consolidated Net Tangible Assets.

“Principal Domestic Manufacturing Property” means any building, structure or facility (including the land on which it is located and the improvements and fixtures constituting a part thereof) used primarily for manufacturing or processing which is owned or leased by us or any of our Subsidiaries, is located in the United States of America and the net depreciated book value of which on the date as of which the determination is made exceeds 1% of Consolidated Net Tangible Assets, except any such building, structure or facility which our Board of Directors by resolution declares is not of material importance to the total business conducted by us and our Subsidiaries as an entirety.

“Principal Domestic Subsidiary” means (1) each Subsidiary which owns or leases a Principal Domestic Manufacturing Property, (2) each Domestic Subsidiary the consolidated net worth of which exceeds 3% of Consolidated Net Tangible Assets (as set forth in the most recent financial statements delivered pursuant to the indenture) and (3) each Domestic Subsidiary of each

Subsidiary referred to in the foregoing clause (1) or (2) except any such Subsidiary the accounts receivable and inventories of which have an aggregate net book value of less than $5,000,000.

“Restricted Property” means and includes (1) all Principal Domestic Manufacturing Properties, (2) all Instruments of all Principal Domestic Subsidiaries and (3) all inventories and accounts receivable of ours and our Principal Domestic Subsidiaries.

“Subsidiary” means any Corporation of which at the time of determination we or one or more of our Subsidiaries owns or controls directly or indirectly more than 50% of the shares of Voting Stock.

“Voting Stock” means stock of a Corporation of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Corporation, provided that, for this purpose, stock which carries only the right to vote conditionally on the happening of an event shall not be considered voting stock whether or not such event shall have happened.

Other capitalized terms used but not defined in this prospectus shall have the meaning given those terms in the indenture.

Legal Defeasance and Covenant Defeasance

We at any time may terminate as to a series of debt securities all of our obligations (except for certain obligations regarding the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and any related coupons and to maintain agencies with respect to the debt securities) arising under the indenture and the debt securities and coupons of that series. This option of ours is called a “legal defeasance.” We at any time may terminate as to a series of debt securities, among other obligations, our obligations arising under the covenant described under “Limitations Upon Liens” above. This option of ours is called a “covenant defeasance.”

We may exercise our legal defeasance option with respect to a series of debt securities even if we have previously exercised our covenant defeasance option in regard to that series of debt securities. If we exercise our legal defeasance option with respect to a series of debt securities, that series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option with respect to a series of debt securities, that series may not be accelerated on the basis of breaches of the defeased covenant.

To exercise either option as to a series of debt securities, we must deposit in trust with the trustee cash or United States government obligations sufficient to pay the principal of, premium, if any, and interest on the debt securities of that series at their maturity or redemption and must comply with other specified conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition for United States Federal income tax purposes of any gain or loss to holders of the series of debt securities. The opinion of tax counsel, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States Federal income tax law occurring after the date of the indenture.

Concerning the Trustee

The Bank of New York Mellon serves as trustee under the Indenture and is the security registrar and paying agent with respect to the debt securities. The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture contains certain limitations on the right of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us; provided, however, that if the trustee acquires any conflicting interest it must eliminate such conflict or resign.

The trustee’s principal office is located at One Wall Street, New York, New York 10286. We have banking relationships with The Bank of New York Mellon and certain of its affiliates. Richard J. Kogan, one of our directors, is also a director of The Bank of New York Mellon Corporation, the parent of the trustee.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell debt securities:

•	to the public through underwriters acting individually or through a group of underwriters which may be managed or co-managed by one or more underwriters designated by us,

•	through agents or dealers,

•	directly to one or more other purchasers, or

•	by any combination of these methods of sale.

The prospectus supplement with respect to the particular series of debt securities being offered will describe the terms of the offering of that series, including the name or names of any agents or underwriters, the public offering or purchase price, the proceeds to us from the offering, any discounts and commissions to be allowed or paid to the agents or underwriters, all other items constituting underwriting compensation, any discounts and commissions to be allowed or paid to dealers, any initial public offering price and any exchanges on which the debt securities may be listed. Underwriters, dealers and agents that participate in the distribution of the debt securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the debt securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended.

Under certain circumstances, we may repurchase debt securities and reoffer them to the public as set forth above. We may also arrange for repurchases and resales of the debt securities by dealers.

No particular offering of debt securities will have an established trading market when issued. Unless specified in the applicable prospectus supplement, we will not list the notes on any securities exchange. The underwriters may from time to time purchase and sell notes in the secondary market, but they are not obligated to do so, and there can be no assurance that there will be a secondary market for the notes or liquidity in the secondary market if one develops. In addition, the underwriters may discontinue any market-making activity at any time.

To facilitate a debt securities offering, any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

•	Over-allotment involves sales in excess of the offering size, which creates a short position.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.

•	Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue those activities at any time.

If so indicated in the prospectus supplement, we will authorize underwriters to solicit offers by certain institutions to purchase debt securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and, unless we otherwise agree, the aggregate principal amount of debt securities sold pursuant to the contracts shall not be more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the debt securities covered under any such contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.

We have agreed to indemnify the agents and the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the agents or the underwriters may be required to make in connection with those liabilities. Agents, underwriters and dealers may be customers of ours, engage in transactions with us, or perform services for us in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet on the SEC’s web site at http://www.sec.gov and on our web site at http://www.colgatepalmolive.com. You may also read and copy any document we file by visiting the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of these materials also can be obtained at prescribed rates from the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. Our common stock is listed and traded on the New York Stock Exchange. You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us is also available at our web site at http://www.colgatepalmolive.com. However, the information on our web site is not a part of this prospectus.

We have filed a registration statement on Form S-3 with the SEC covering the debt securities. For further information on us and the debt securities, you should refer to our registration statement and its exhibits. This prospectus summarizes certain provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update and, to the extent inconsistent, supersede this prospectus and previously incorporated information.

We incorporate by reference the documents listed below which we filed with the SEC under the Securities Exchange Act of 1934 (except that we do not incorporate by reference any portion of a document that is deemed, under SEC rules, to have been furnished and not filed):

•	annual report on Form 10-K for the year ended December 31, 2013;

•	quarterly reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014; and

•	current reports on Form 8-K filed May 14, 2014, June 12, 2014, September 11, 2014, October 16, 2014 and October 24, 2014 (solely with respect to the information set forth in Item 2.05 thereof).

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed:

•

all documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders’ meeting (other than information in the documents that is deemed to have been furnished and not filed).

You should rely only on information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus issued or authorized by us. Neither we nor any agent or underwriter acting on our behalf has authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any agent or underwriter acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits that are not specifically incorporated by reference therein), at no cost, by contacting us at the following address: Investor Relations, Colgate-Palmolive Company, 300 Park Avenue, New York, New York 10022-7499, Telephone: (212) 310-2000, E-mail: Investor_Relations@colpal.com.

VALIDITY OF THE DEBT SECURITIES

The validity of the debt securities will be passed upon for Colgate by Sidley Austin LLP, New York, New York and for any agents or underwriters by Mayer Brown LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Colgate-Palmolive Company and its subsidiaries for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution*

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates.

Securities and Exchange Commission Registration Fee		$(1)
Legal Fees and Expenses	200,000
Services of Independent Registered Public Accounting Firm	20,000
Printing Expenses, including Engraving	5,000
Trustee’s Fees and Expenses	7,500
Miscellaneous Expenses	2,500

Total		$(1)

*	Estimated assuming one Prospectus Supplement

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.

Item 15. Indemnification of Directors and Officers

Reference is made to Section 145 of the General Corporation Law of the State of Delaware (the “GCL”), which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the GCL, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. Article Tenth of the Restated Certificate of Incorporation of the Company, as amended, eliminates the personal liability for monetary damages of directors under certain circumstances and provides indemnification to directors, officers and other employees of the Company to the fullest extent permitted by the GCL. The Company has also executed indemnification agreements with the directors, officers and certain other employees of the Company. Such indemnification agreements contain provisions which purport to provide indemnification, where not limited by applicable law, for amounts paid by such individuals in settlement of shareholder derivative actions. Additionally, the Company maintains customary directors’ and officers’ liability insurance.

Item 16. Exhibits

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere in this registration statement and is incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on October 24, 2014.

COLGATE-PALMOLIVE COMPANY

By:	/s/ Ian Cook Ian Cook Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer and Director:
/s/ Ian Cook Ian Cook	Chairman of the Board, President and Chief Executive Officer	October 24, 2014
Principal Financial Officer:
/s/ Dennis J. Hickey Dennis J. Hickey	Chief Financial Officer	October 24, 2014
Principal Accounting Officer:
/s/ Victoria L. Dolan Victoria L. Dolan	Vice President and Corporate Controller	October 24, 2014
All Other Directors:
* John T. Cahill	Director	October 24, 2014
* Helene D. Gayle	Director	October 24, 2014
* Ellen M. Hancock	Director	October 24, 2014
* Joseph Jimenez	Director	October 24, 2014
* Richard J. Kogan	Director	October 24, 2014
* Delano E. Lewis	Director	October 24, 2014
* Michael B. Polk	Director	October 24, 2014
* J. Pedro Reinhard	Director	October 24, 2014

Signature		Title	Date

* Steven I. Sadove		Director	October 24, 2014
*By:	/s/ Dennis J. Hickey Dennis J. Hickey, Attorney-in-Fact

INDEX TO EXHIBITS

1.1	Form of Distribution Agreement
4.1

Indenture, dated as of November 15, 1992, between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee (incorporated by reference from Exhibit 4.1 to the Company’s Form S-3 Registration Statement and Post-Effective Amendment No. 1 filed on June 26, 1992, Registration No. 33-48840)

4.2	Form of Fixed Rate Medium-Term Note, Series H
4.3	Form of Floating Rate Medium-Term Note, Series H
5.1	Opinion of Sidley Austin LLP
12.1

Statement Regarding Computation of Ratio of Earnings to Fixed Charges (incorporated by reference from Exhibit 12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, File No. 1-644, and Exhibit 12 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, File No. 1-644)

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for the Company
24.1	Powers of Attorney
25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee under the Trust Indenture Act of 1939